                                                                    EXHIBIT 12.1


                                                      YEAR ENDED DECEMBER 31,                  THREE MONTHS
                                        ----------------------------------------------------   ENDED MARCH
                                         1995      1996       1997       1998         1999        2000
                                        ------    ------    --------   --------    ---------   ------------
Loss from continuing operations         $(511)    $(779)    $(1,743)   $(31,073)   $(124,765)   $(45,783)
Interest expense                            0        11           6       1,293        5,090       1,271
Interest portion of rental expense          1        14          49          79          116          37
                                        -----     -----     -------    --------    ---------    --------
Earnings                                $(510)    $(754)    $(1,688)   $(29,701)   $(119,559)   $(44,475)
                                        =====     =====     =======    ========    =========    ========


Interest expense                            0        11           6       1,293        5,090       1,271
Interest portion of rental expense          1        14          49          79          116          37
                                        -----     -----     -------    --------    ---------    --------
Fixed charges                           $   1     $  25     $    55     $ 1,372    $   5,206    $  1,308
                                        =====     =====     =======    ========    =========    ========
Ratio of earnings to fixed charges        N/A       N/A         N/A         N/A          N/A         N/A
                                        =====     =====     =======    ========    =========    ========

DEFICIENCY OF EARNINGS TO COVER
  FIXED CHARGES                         $(511)    $(779)    $(1,743)   $(31,073)   $(124,765)   $(45,783)
                                        =====     =====     =======    ========    =========    ========